EXHIBIT 10.1

NOTE CONVERSION AGREEMENT

THIS NOTE CONVERSION AGREEMENT (this “Agreement”) is made and entered into effective as of January 31, 2007, by and between Serge Kraif (the “Holder”), and Cygne Designs, Inc., a Delaware corporation (the “Company”).

RECITALS

A. Effective November 1, 2006, Diversified Apparel Resources, LLC (“DAR”) assigned to the Holder all of its rights under that certain Subordinated Secured Promissory Note dated July 31, 2005 issued by the Company to DAR, which outstanding principal balance as of November 1, 2006 and the date hereof was and is $38,500,000 (the “Note”) and with respect to which the Company is obligated to make a $1.5 million principal payment on January 31, 2007.

B. The Holder and the Company desire to convert $22,000,000 of the principal balance due under the Note (the “Conversion Amount”) into 8,800,000 shares of the Company’s common stock, at the rate of $2.50 per share (the “Conversion Shares”), on the terms and conditions set forth herein (the “Note Conversion”).

C. The Holder and the Company further desire that $15,000,000 of the remaining principal balance of the Note be issued in the form of a convertible subordinated promissory note in the principal amount of $15,000,000 (the “Convertible Note Amount”) in the form attached hereto as Exhibit A (the “Convertible Note”).

D. The Holder and the Company desire (i) to cancel the Note and the security therefor, and that the Company defer the payment of the principal payment on the Note initially due on January 31, 2007, which aggregates $1,500,000 (the “Deferral Amount”), to a time when the Company has available funds to make such payment and the making of such payment is not prohibited by the terms of any other agreement to which the Company is a party, including without limitation any factoring agreement (the “Note Deferral”), and (ii) to cancel the interest payment on the Note due January 31, 2007 (the “Accrued Interest Cancellation”) and, if the stockholders of the Company approve the transactions contemplated hereby, to cancel interest that accrues on the Note between the date hereof and the date of the Note Conversion (the “Contingent Interest Cancellation” and, together with the Accrued Interest Cancellation, the “Interest Cancellation”).

E. As consideration for the Note Conversion, the Convertible Note, the Note Deferral and the Interest Cancellation, the Holder and the Company desire that the Company grant the Holder a warrant (the “Warrant”) representing the right to purchase an aggregate of 4,400,000 shares of common stock of the Company at a price of $3.00 per share in the form attached hereto as Exhibit B.

F. In connection with the Note Conversion, the Holder desires that he be granted certain registration rights with respect to the Conversion Shares, all as set forth herein.

NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements contained herein, the Company and the Holder hereby agree as follows:

1. Conversion

(a) Conversion. The parties agree that effective upon (i) the parties’ execution and delivery of this Agreement and the documents set forth in Sections 1(b) and 1(c) hereto and (ii) stockholder approval of the transactions contemplated hereby, the obligations of the Company under the Note shall be converted automatically into, and shall thereafter only represent the right of the Holder to receive, and shall be exchangeable for, the Conversion Shares, the Convertible Note, the Deferral Amount and the Warrant; provided that, the failure by either party to execute and deliver the documents and comply with the requirements set forth in Sections 1, 2 and/or 3 hereof shall render this Agreement null and void.

(b) Registration Agreement. The parties agree that simultaneously herewith, the parties shall execute and deliver a Registration Rights Agreement (the “Registration Agreement”) in the form attached hereto as Exhibit C.

(c) Additional Agreements. As soon as practicable after the date stockholder approval of the transactions contemplated hereby occurs, Holder shall deliver to the Company the Note, an agreement terminating the Security Agreement securing the Note and appropriate UCC-3 termination statements, and the Company shall (i) issue instructions to its transfer agent to issue and deliver the certificates representing the Conversion Shares to the Holder and (ii) issue and deliver the Convertible Note and the Warrant to the Holder.

(d) Effect of Note Conversion. Upon conversion of the Conversion Amount of the Note as provided herein and delivery of the Convertible Note and Warrant, the Company shall be released from any and all obligations under the Note and the Security Agreement securing the Note; provided, however, that this Agreement is not intended and shall not be deemed as a release of any obligations of the Company to pay the Deferral Amount as provided herein.

2. Warrant. In consideration of the Note Conversion, the Convertible Note, the Note Deferral and the Interest Cancellation, the Company shall issue the Warrant to the Holder immediately following stockholder approval of the transactions contemplated hereby.

3. Issuance of Convertible Note. The parties agree that immediately following stockholder approval of the transactions contemplated hereby, the Company shall execute and deliver the Convertible Note.

4. Note Deferral. The Holder and the Company agree, contemporaneous with the Note Conversion and the issuance of the Convertible Note and the Warrant, that the Note, and the Security Agreement dated as of July 31, 2005 securing the Note, shall be automatically cancelled and of no further force and effect without any further action required by the Company or Holder. In consideration of the cancellation of the Note as set forth in the first sentence of this Section 4 and the other transactions contemplated hereby the Holder agrees that the Company may defer the payment of the Deferral Amount to a time or times when the Company has available funds to make such payment, or a portion thereof, and the making of such payment is not prohibited by the terms of any other agreement to which the Company is a party, including without limitation the Factoring Agreement by and between Milberg Factors, Inc. and the Company, dated July 31, 2005 (as amended and as it may be amended, supplemented, replaced or restated from time to time). The Holder hereby agrees that effective immediately, the failure of the Company to pay principal of, and interest on, the Note at January 31, 2007 shall not constitute an Event of Default under the Note.

5. Interest Cancellation

(a) Accrued Interest Cancellation. The Holder hereby cancels and forgives, effective January 31, 2007, the payment of all accrued but unpaid interest on the Note at the close of business on January 31, 2007. For the avoidance of doubt, this cancellation and forgiveness is effective regardless of whether the stockholders of the Company approve the transactions contemplated by this Agreement.

(b) Contingent Interest Cancellation. Upon conversion of the Conversion Amount of the Note as provided herein and delivery of the Convertible Note and Warrant, the Company shall be released from any and all obligations under the Note to pay any interest accrued on the Note from and after February 1, 2007.

6. Consents and Approvals.

(a) The parties agree that simultaneously herewith, the Company shall deliver all necessary approvals and consents from Milberg Factors, Inc. (“Milberg”) for the Company to consummate the transactions contemplated by this Agreement under that certain factoring agreement and related agreements between the Company and Milberg dated July 31, 2005, as amended, including, but not limited to, any and all certifications and written consents and approvals required thereby.

(b) Stockholder Approval. The parties agree that the performance by, or enforcement against, the Company of this Agreement and the transactions contemplated hereby (other than the Accrued Interest Cancellation) is conditioned upon the Company’s obtainment of approval of its stockholders of the transactions contemplated hereby.

7. Representations and Warranties.

(a) Representations and Warranties of the Company. The Company hereby represents and warrants to the Holder that the statements contained in the following paragraphs of this Section 7(a) are all true and correct as of the date hereof:

(i) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to carry on its business as now conducted. The Company has all requisite power to enter into, execute and deliver this Agreement and the

Registration Agreement. Assuming the Company’s stockholders approve the transactions contemplated hereby, this Agreement, and upon execution and delivery, the Registration Agreement, will be valid and binding obligations of the Company, enforceable in accordance with their terms, except as the same may be limited by bankruptcy, insolvency, moratorium and other laws of general application affecting the enforcement of creditors’ rights.

(ii) All corporate and legal action on the part of the Company necessary for the execution and delivery of this Agreement and the Registration Agreement, the issuance of the Conversion Shares and the performance of the Company’s obligations hereunder and under the Registration Agreement have been taken, other than obtainment of stockholder approval of the transactions contemplated hereby. Assuming stockholder approval of the transactions contemplated hereby, upon issuance of the Conversion Shares and receipt by the Holder of the stock certificates representing the Conversion Shares properly endorsed and accompanied by all instruments necessary to effect the transfer of such Conversion Shares to the Holder, the Conversion Shares shall be validly issued and outstanding, fully paid, nonassessable and free and clear of all liens and encumbrances arising through the actions of the Company or its directors, officers, employees or agents; provided, however, that the Conversion Shares may be subject to restrictions on transfer under state and/or federal securities laws.

(iii) No consent, approval, order or authorization of, or designation, registration, declaration or filing with, any federal, state, local or other governmental authority on the part of the Company is required in connection with the valid execution and delivery of this Agreement, the Registration Agreement or the issuance of the Conversion Shares, other than, if required, filings or qualifications under federal and/or state securities laws, which filings or qualifications, if required, will be timely filed or obtained by the Company.

(b) Representations and Warranties of the Holder. The Holder hereby represents and warrants to the Company that the statements contained in the following paragraphs of this Section 7(b) are all true and correct as of the date hereof:

(i) The Holder understands that (A) the Conversion Shares, the Warrant and the shares of common stock issuable upon exercise of the Warrant (the “Warrant Shres”) at the time of their issuance will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws by reason of their issuance in a transaction exempt from the registration requirements of the Securities Act and applicable state securities laws, (B) the Conversion Shares, the Warrant and the Warrant Shares must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act and applicable state securities laws or is exempt from such registration, and (C) Rule 144 promulgated under the Securities Act, which permits limited resales of restricted securities, is not currently available with respect to resales of the Conversion Shares, the Warrant and the Warrant Shares and may not become available.

(ii) The Holder is acquiring the Conversion Shares and the Warrant, and will acquire the Warrant Shares, for his own account and not with a view to, or for sale in connection with, directly or indirectly, any distribution thereof that would require registration under the Securities Act or applicable state securities laws or would otherwise violate the Securities Act or such state securities laws.

(iii) The Holder has relied upon independent investigations made by him or his representatives and is fully familiar with the business, results of operations, financial condition, prospects and other affairs of the Company, has been given the opportunity to discuss the Company’s business, management and financial affairs with the Company’s management, and has had the opportunity to examine all relevant documents and to ask questions of, and to receive answers from, the Company and its management.

(iv) The Holder realizes that the Conversion Shares, the Warrant and the Warrant Shares are speculative investments involving a high degree of risk for which there is no assurance of any return.

(v) The Holder has such knowledge and experience in financial and business affairs, including investing in companies similar to the Company, and is capable of determining the information necessary to make an informed investment decision, of requesting such information from the Company, and of utilizing the information that he has received from the Company to evaluate the merits and risks of his investment in the Conversion Shares and the Warrant and his agreement to the Note Deferral.

(vi) The Holder is able to bear the economic risk of his investment in the Conversion Shares, the Warrant and the Warrant Shares and understands that he must do so for an indefinite period of time.

(vii) The Holder is aware that no national, state, municipal, or local government, any instrumentality, subdivision, court, administrative agency or commission or other authority thereof has passed upon or made any finding or determination concerning the fairness of the transactions contemplated by this Agreement, and that he must forego the security, if any, that such a review would provide.

(viii) The Holder understands and acknowledges that neither the IRS nor any other governmental entity has been asked to rule on the Tax consequences of the transactions contemplated by this Agreement and, accordingly, in making his decision to approve the transactions contemplated by this Agreement, he has relied upon the investigations of his own Tax and business advisors in addition to his own independent investigations as to, and that the Holder and his advisors have fully considered all of the Tax consequences of, the transactions contemplated by this Agreement. For purposes hereof, “Tax” and “Taxes” includes (A) any federal, state, local or foreign income, gross receipts, capital, franchise, import, goods and services, value added, sales and use, estimated, alternative minimum, add-on minimum, sales, use, transfer, registration, excise, natural resources, severance, stamp, occupation, premium, windfall profit, environmental, customs, duties, real property, personal property, capital stock, social security, unemployment, disability, payroll, license, employee withholding, unclaimed property, escheat or other tax of any kind whatsoever, including any interest, penalties or additions to tax or additional amounts in respect of the foregoing, (B) any liability for the payment of any amounts of the type described in (A) as a result of being a member of a consolidated, combined, unitary or aggregate group for any Taxable period, and (C) any liability for the payment of any amounts of the type described in (A) or (B) as a result of being a transferee or successor to any person or as a result of any express or implied obligation to indemnify any other person.

(ix) The Holder understands that the Conversion Shares, the Warrant and the Warrant Shares will bear the following legend (or a substantially similar legend):

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER ANY STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF WITHOUT SUCH REGISTRATION OR THE DELIVERY TO THE ISSUER OF AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE ISSUER, THAT SUCH DISPOSITION WILL NOT REQUIRE REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED.”

(x) This Agreement, and upon execution and delivery, the Registration Agreement, will be valid and binding obligations of the Holder, enforceable in accordance with their terms, except as the same may be limited by bankruptcy, insolvency, moratorium and other laws of general application affecting the enforcement of creditors’ rights.

(xi) No consent, approval, order or authorization of, or designation, registration, declaration or filing with, any federal, state, local or other governmental authority on the part of the Holder is required in connection with the valid execution and delivery of this Agreement or the Registration Agreement or the issuance of the Conversion Shares, the Convertible Note or the Warrant.

8. Subordination. Notwithstanding anything to the contrary herein, the Holder and the Company acknowledge and agree that the indebtedness and all other payment obligations (including without limitation the Deferral Amount) under (i) the Note, (ii) the Convertible Note and (iii) this Agreement are, and at all times be and remain, subordinated to the prior payment in full in cash of any and all debts, obligations and liabilities of the Company to Milberg Factors, Inc. (“Milberg”) as set forth in the Client Subordination Agreement dated January 31, 2007 by and between the Holder and Milberg, and any other factoring arrangement entered into by the Company and a factor.

9. Miscellaneous.

(a) Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly delivered if delivered personally (upon receipt), or three (3) business days after being mailed by registered or certified mail, postage prepaid (return receipt requested), or one (1) business day after it is sent by commercial overnight courier service, or upon transmission, if sent via facsimile (with confirmation of receipt) to the parties at the following address (or at such other address for a party as shall be specified by like notice):

If to the Company:	Cygne Designs, Inc.
11 West 42nd Street
New York, NY 10036
Attention: Bernard Manuel
Fax: (212) 997-7758

With a copy to (which shall not constitute notice):	Fulbright & Jaworski L.L.P.
666 Fifth Avenue
New York, New York 10103
Attention: Paul Jacobs, Esq.
Fax: (212) 318-3400

If to Holder:	Serge Kraif
19 Avenue Krieg
1208 Geneve
Suisse
Fax: ( )

(b) Assignment. This Agreement may not be assigned by either party to any other person, firm, or entity without the express written approval of the other party hereto and any attempt at assignment in violation of this Section will be null and void; provided that, notwithstanding the foregoing, the Holder shall have the right to assign this Agreement to an affiliate of the Holder upon written notice to the Company, without being required to obtain the consent or approval of the Company.

(c) Termination. This Agreement may be immediately terminated by either party upon (i) failure of the other party to comply with laws and regulations which materially affect such party’s contracting rights or reputation and where such failure is not cured within thirty (30) days of receipt of written notice thereof; (ii) any material breach of this Agreement by the other party which is not cured within thirty (30) days of receipt of written notice thereof, or (iii) the mutual agreement of the parties.

(d) Governing Law. This Agreement shall be interpreted in accordance with the laws of the State of New York, without regard to the conflicts of laws principles thereof. The parties agree that jurisdiction over and venue in any legal proceeding arising out of or relating to this Agreement will exclusively be in the state or federal courts located in the Southern District of New York.

(e) Submission to Jurisdiction; Service of Process. The parties hereby irrevocably agree that any lawsuit commenced by the other party against it or any of its affiliates in connection with any dispute arising out of or relating to this Agreement (each, a “Lawsuit”) shall be brought by the charging party solely in a federal or state court located within the Southern District of New York, and, in connection with each Lawsuit, each of the parties hereto irrevocably agrees to submit to the exclusive jurisdiction of any federal or state court located within the Southern District of New York and irrevocably agrees to waive, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of venue of any Lawsuit brought in such court or any defense of inconvenient forum for the maintenance of such Lawsuit in such court. Each of the parties hereto agrees that a judgment in any Lawsuit may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each of the parties hereto hereby consents to process being served by either party to this Agreement in any suit, action or proceeding by the mailing of a copy thereof in accordance with Section 9(a) above. All expenses (including, without limitation, legal fees and expenses) incurred by the prevailing party in any Lawsuit in connection with, or in prosecuting or defending, any such claim or controversy shall be paid by the other party.

(f) Force Majeure. Whenever a period of time is provided for in this Agreement for any of the parties to do or perform any act or obligation, none of the parties shall be liable for any delays or inability to perform due to causes beyond the reasonable control of said party, such as war, riot, insurrection, rebellion, strike, lockout, unavoidable casualty, or damage to personnel, material or equipment, fire, flood, storm, earthquake, tornado, act of terror or any act of God; provided, that such time period shall be extended for only the actual amount of time said party is so delayed; and provided further, that any payment obligation under this Agreement shall not be extended.

(g) Amendments. This Agreement may only be amended, modified, supplemented or waived by an instrument in writing executed by the parties hereto; provided that, as long as Milberg has a factoring arrangement with the Company, Section 8 hereof may not be amended, modified, supplemented or waived without the prior written consent of Milberg.

(h) Binding Effect. This Agreement and all the terms and provisions hereof shall be binding upon and inure solely to the benefit of the parties hereto and their respective permitted successors and assigns; provided that, as long as Milberg has a factoring arrangement with the Company, Milberg shall be entitled to rely upon, and shall be a third party beneficiary of, Section 8 hereof.

(i) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which, when taken together, shall constitute one and the same instrument.

(j) Entire Agreement. This Agreement contains the entire understanding and Agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, whether written or oral, between the parties.

(k) Severability. In the event that in any legal proceedings before a competent tribunal it is determined that any of the sections of this Agreement or any subsection, provision or part thereof is invalid, such section, subsection, provision or part thereof shall be deemed to be severed from this Agreement for the purposes only of particular legal proceedings in question, and this Agreement, and the said section, subsection, provision or part thereof, shall in every other respect continue in full force and effect.

(l) Headings. The headings used herein are for convenience of reference only and shall not limit or otherwise affect any of the terms or provisions hereof.

(m) Stockholder Approval. By signing below, Bernard Manuel, Diversified Apparel Resources, LLC, Guez Living Trust dated December 6, 1998 and Hubert Guez (collectively, the “Stockholders”) acknowledge and consent to this Agreement and consummation of the transactions contemplated hereby. The Stockholders further agree that they will vote in favor of the adoption and approval of this Agreement and the transactions contemplated hereby.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

/s/ Serge Kraif
Serge Kraif

CYGNE DESIGNS, INC.

By:	/s/ Bernard Manuel
Name:	Bernard Manuel
Title:	President

ACKNOWLEGED AND AGREED AS TO SECTION 9(m) ONLY:

/s/ Bernard Manuel
Bernard Manuel

/s/ Hubert Guez
Hubert Guez

DIVERSIFIED APPAREL RESOURCES, LLC

By:	/s/ Hubert Guez
Name:	Hubert Guez
Title:	CEO

GUEZ LIVING TRUST DATED DECEMBER 6, 1998

By:	/s/ Roxanne Guez
Roxanne Guez, Co-Trustee

By:	/s/ Hubert Guez
Hubert Guez, Co-Trustee

EXHIBIT A

CONVERTIBLE NOTE

THE INDEBTEDNESS AND ALL OTHER PAYMENT OBLIGATIONS EVIDENCED BY THIS SUBORDINATED CONVERTIBLE PROMISSORY NOTE ARE AND SHALL AT ALL TIMES BE AND REMAIN SUBORDINATED TO THE PRIOR PAYMENT IN FULL IN CASH OF (I) ALL SENIOR OBLIGATIONS (AS DEFINED HEREIN) PURSUANT TO, AND TO THE EXTENT AND IN THE MANNER SET FORTH IN, THE SUBORDINATION AGREEMENT (AS DEFINED HEREIN) AND (II) ALL OTHER OBLIGATIONS (AS DEFINED HEREIN) PURSUANT TO, AND TO THE EXTENT PROVIDED IN, THIS SUBORDINATED PROMISSORY NOTE BY THE MAKER HEREOF AND THE PAYEE NAMED HEREIN IN FAVOR OF THE SENIOR LENDERS (AS DEFINED HEREIN).

SUBORDINATED CONVERTIBLE PROMISSORY NOTE

U.S. $15,000,000	, 2007

FOR VALUE RECEIVED, the undersigned, Cygne Designs, Inc., a Delaware corporation (the “Borrower”), HEREBY UNCONDITIONALLY PROMISES TO PAY to the order of Serge Kraif (the “Noteholder”), the original principal amount of FIFTEEN MILLION AND 00/100 DOLLARS ($15,000,000), together with interest thereon, in accordance with the terms and provisions hereof. This Note is issued pursuant to that certain Note Conversion Agreement dated as of the date hereof by and between Borrower and the Noteholder.

SECTION 1. DEFINITIONS.

1.1 Definitions. As used in this Note, the following terms have the following meanings:

“Agreement” means that certain Note Conversion Agreement, dated as of January 31, 2007, by and between the Borrower and Noteholder.

“Business Day” means a day of the year on which banks are not required or authorized to close in New York, New York.

“Dollars” and “$” mean lawful currency of the United States of America.

“Enforcement Action” means any action to enforce any right or remedy available to the Noteholder under this Note, applicable law, or otherwise, including, without limitation, (i) accelerating the maturity of the Note, (ii) exercising any right of setoff or recoupment, (iii) commencing, continuing, or participating in any judicial, arbitral, or other proceeding or any collection or enforcement action of any kind against the Borrower or the Borrower’s assets seeking, directly or indirectly, to enforce any rights or remedies or to enforce any of the obligations incurred by the Borrower under or in connection with the Subordinated Debt, or (iv) commencing, or joining with any other person or entity in commencing, any Proceeding in any jurisdiction.

“Highest Lawful Rate” means, on any day, the maximum nonusurious rate of interest permitted for that day by applicable New York law, stated as a rate per annum.

“Interest Payment Date” means the last day of each of April, July, October and January to occur while any principal of this Note is outstanding, commencing on January 31, 2008, and, to the extent that any principal of this Note is then outstanding, the Maturity Date.

“Maturity Date” means January 31, 2014.

“Obligations” means (i) the Senior Obligations or (ii) any indebtedness of the Borrower for borrowed money from, or any other liability owing to any asset-based lender for working capital purposes, and any such indebtedness or any debentures, notes or other evidence of indebtedness issued in exchange for such indebtedness, or any indebtedness arising from the satisfaction of such indebtedness by a guarantor.

“Paid in Full” and “Payment in Full” mean, when used in connection with the Obligations, the full and final, indefeasible payment in cash of all Obligations and the termination of all commitments of any lender to make loans, issue letters of credit, or provide or extend other credit that constitutes Obligations.

“Person” means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

“Proceeding” means any (i) insolvency, bankruptcy, receivership, liquidation, custodianship, reorganization, readjustment, composition, or other similar proceeding involving the Borrower or all or substantially all of the Borrower’s properties, whether under any bankruptcy, reorganization, or insolvency law, federal or state, or any law, federal or state, relating to relief of debtors, readjustment of indebtedness, reorganization, composition, or extension, (ii) proceeding for any liquidation, dissolution, or other winding-up of the Borrower, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy proceedings, (iii) assignment for the benefit of creditors of the Borrower or the appointment of a trustee, receiver, sequestrator, or other custodian for the Borrower or any of its assets or properties, or (iv) marshaling of assets of the Borrower.

“Securities” means any common or preferred stock of the Borrower.

“Senior Lenders” means the holders of the Obligations, including, without limitation, Milberg and any other factor or secured lender to the Company.

“Senior Obligations” means any and all debts, obligations and liabilities of Borrower to Milberg Factors, Inc., its successors and/or assigns or any replacement factor or Senior Lender (“Milberg”), whether absolute or contingent, due or to become due, now existing or hereafter arising and whether direct or acquired by Milberg or other Senior Lender by transfer, assignment or otherwise.

“Subordination Agreement” means the Client Subordination Agreement, dated January 31, 2007 (with effect from November 1, 2006) in favor of Milberg, or any similar agreement in favor of any other Senior Lender.

“Subordinated Debt” means the indebtedness of the Borrower represented by this Note.

SECTION 2. TERMS OF PAYMENT.

2.1 Principal. The Borrower unconditionally promises to pay, to the extent not prepaid prior thereto in accordance with the terms hereof, the aggregate outstanding principal of this Note on or before the Maturity Date. Subject to Section 2.4 hereof, the principal amount of this Note shall be repaid by paying to the Noteholder $625,000 on the last day of each of April, July, October and January commencing on April 30, 2008, through and including the Maturity Date.

2.2 Interest. The outstanding principal of this Note shall bear interest at a rate per annum equal to 4.70%. Interest shall begin to accrue hereunder as of the date hereof. Interest on the then outstanding principal balance shall be payable on each Interest Payment Date.

2.3 Payments and Computations. (a) Subject to Section 2.4 hereof, the Borrower shall make each payment hereunder not later than 12:00 noon, New York time, on the day when due in U.S. dollars to Noteholder at its address referred to in Section 6.4, in same day funds without setoff, counterclaim or other defense.

(b) All computations of interest shall be made by Noteholder on the basis of a year of 365 days (or if applicable, 366 days) for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable.

(c) Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest; provided, however, if such extension would cause such payment to be made in the next following calendar month, such payment shall be made on the immediately preceding Business Day.

(d) Subject to Section 2.4 hereof, all or any portion of the principal amount of this Note can be prepaid at any time or from time to time without premium or penalty; provided, that if the Borrower elects to prepay all or any portion of the outstanding principal balance of this Note at any time, the Borrower shall be entitled to a discount on the principal amount being repaid equal to the following:

Principal prepayments paid:	Discount
On or before 1/31/2008	24.19%
2/1/2008 – 1/31/2009	20.73%
2/1/2009 – 1/31/2010	17.27%
2/1/2010 – 1/31/2011	13.81%
2/1/2011 – 1/31/2012	10.35%
2/1/2012 – 1/31/2013	6.98%
2/1/2013 – 1/31/2014	3.43%
On Maturity Date	0.00%

Any prepayment hereunder shall be applied first to outstanding and accrued interest and then to each remaining principal payment on a pro rata basis.

(e) Principal of this Note that is repaid may not be reborrowed by the Borrower.

(f) Until the Maturity Date or the entire principal amount of this Note has been repaid or converted, then, if and to the extent permitted by the provisions of the Subordination Agreement and any other agreement with Milberg or any other Senior Lender (including, without limitation, the Factoring Agreement (as defined below)), Borrower immediately shall use 50% of the net proceeds of any sale of its (i) debt securities in a public offering or a private placement (but not including any bank debt, debt to any Senior Lender in connection with the Obligations or any other ordinary course short term obligations) and (ii) equity securities (other than pursuant to the exercise of options to purchase securities) (any such sale, a “Prepayment Event”) to prepay this Note. The Borrower shall provide the Noteholder with written notice of any Prepayment Event promptly upon consummation of such Prepayment Event.

2.4 Senior Lender Consent. Notwithstanding anything to the contrary in this Note or in the Agreement, each of the Noteholder and the Borrower acknowledges and agrees that no payment in respect of the indebtedness evidenced by this Note, including, without limitation, any scheduled payment of principal and/or interest or any prepayment, may be made by the Borrower, or accepted by the Noteholder, except as expressly permitted pursuant to that certain factoring agreement between Milberg and the Borrower bearing the effective date of July 31, 2005, as amended and as it may be further amended from time to time and as such agreement may be replaced by a similar agreement with a Senior Lender other than Milberg (the “Factoring Agreement”). Each of the Borrower and the Noteholder has reviewed, understands and agrees to the conditions set forth in the Factoring Agreement to the Borrower making any payment in respect of the indebtedness evidenced by this Note.

SECTION 3. SUBORDINATION.

3.1 Rank. To the extent there is any conflict between any provision of this Note, including, without limitation this Section 3, and any provision of the Subordination Agreement, the provisions of the Subordination Agreement shall control. To the extent there is any conflict between the provisions of this Section 3 and the other provisions of this Note, the provisions of this Section 3 shall control. By its acceptance of the Note, the Noteholder and any subsequent holder hereof agrees to the terms and conditions of this Section 3.

3.2 Effect of Subordination. Notwithstanding any other provision set forth in this Note, except as provided in Section 3.4 hereof, all Subordinated Debt (including, without limitation, all interest) is and shall be subordinate and junior in right of payment to the prior Payment in Full of the Obligations. Notwithstanding the foregoing, subject to the rights, if any, of the Senior Lenders under this Section 3.2 to receive cash or other property otherwise payable or deliverable to the Noteholder, nothing contained in this Section 3.2 shall impair, as between the Borrower and the Noteholder, the obligation of the Borrower, subject to the terms and conditions hereof, to pay to the Noteholder the principal hereof and interest hereon as and when the same become due and payable.

3.3 Distributions in Liquidation and Bankruptcy. In the event of any distribution, division, or application, partial or complete, voluntary or involuntary, by operation of law or otherwise, of all or any part of the assets of the Borrower or the proceeds thereof to creditors of the Borrower or upon any indebtedness of the Borrower, as a result of the liquidation, dissolution, or other winding up, partial or complete, of the Borrower, or as a result of any Proceeding by or against the Borrower for any relief under any bankruptcy or insolvency law or laws relating to the relief of debtors, readjustment of indebtedness, arrangements, reorganizations or compositions, or as a result of the sale of all or substantially all of the assets of the Borrower, then and in any such event:

(a) The Senior Lenders shall be entitled to receive Payment in Full of all Obligations before the Noteholder shall be entitled to receive any payment or other distributions on, or with respect to, the Subordinated Debt;

(b) Any payment or distribution of any kind or character, whether in cash, securities, or other property, which but for these provisions would be payable or deliverable upon or with respect to the Subordinated Debt shall instead be paid or delivered directly to the Senior Lenders, whether then due or not due, until the Obligations shall have first been Paid in Full;

(c) If any direct or indirect payment is made by Borrower to the Noteholder upon or with respect to the Subordinated Debt prior to the Payment in Full of the Obligations as provided herein, the Noteholder will forthwith deliver the same to the Senior Lenders in precisely the form received (except for the endorsement or assignment by the Noteholder where necessary) for application on the Obligations, whether then due or not due; provided, however, that nothing in this subsection (c) shall in anyway prohibit the non-cash accrual or capitalization of interest payments that results in an increase in the outstanding principal amount of the Subordinated Debt, nor shall any such accrual or capitalization require that any payment or delivery be made to the Senior Lenders, provided further, that in the event the Noteholder is required to surrender any amounts received from the Borrower pursuant to this Section 3.3, then the outstanding principal amount due under this Note shall be increased by such amount delivered by the Noteholder to the Senior Lenders. Until delivered to the Senior Lenders, any payment or distribution required to be delivered to the Senior Lenders pursuant to this subsection shall be held in trust by the Noteholder as property of the Senior Lenders; and

(d) Upon Payment in Full of the Obligations under this Section 3.3, all remaining amounts held by the Noteholder shall be applied to the Note and no payments or distributions to the Senior Lenders made hereunder shall, as between the Borrower and its creditors, other than the Senior Lenders and the Borrower, be deemed to be a payment by the Borrower to or on account of this Note.

3.4 Permitted Payments. Subject to Section 2.4 hereof and the provisions of the Subordination Agreement, so long as (a) the Borrower is in compliance with all of the terms and conditions of the Factoring Agreement and will continue to be in compliance with all of the terms and conditions of the Factoring Agreement after giving effect to any payments of interest or principal on the Subordinated Debt and (b) no event of default (as such may be defined in the documentation relating to the Obligations) with respect to any Obligations shall have been declared in writing by the Senior Lenders and be continuing or would result after giving effect to any payments of interest or principal on the Subordinated Debt, then Borrower may make, and the Noteholder may accept or receive from the Borrower, payments of interest and principal on the Subordinated Debt in accordance with the terms of this Note; provided, however, that in the event the Borrower is (x) not in compliance with all of the terms and conditions of the Factoring Agreement or would not be in compliance with all of the terms and conditions of the Factoring Agreement after giving effect to any such payment of interest or principal or (y) there shall have been declared in writing by the Senior Lenders and be continuing any event of default under the Obligations, then all payments on account of the Subordinated Debt shall be suspended until such noncompliance and/or event of default shall have been cured (in the case where a cure period applies), ceased to exist or waived. Notwithstanding the foregoing, in the event there shall have been declared in writing by the Senior Lenders and be continuing any event of default under the Obligations, then the Noteholder, at its option, may cure the event of default under the Obligations on behalf of the Borrower, in which case, such amounts paid by the Noteholder to the Senior Lenders shall be added to the outstanding principal amount due hereunder.

3.5 Acceleration or Exercise of Remedies. Subject to the provisions of the Subordination Agreement, the rights of Milberg or any other Senior Lender thereunder and the rights of the Senior Lenders under this Note, the Noteholder may take any Enforcement Action at any time, including while any Obligation (other than a Senior Obligation) is outstanding.

3.6 Additional Documents. To the extent necessary for the holders of Obligations to realize or preserve the full benefits of this Section 3, the Noteholder and the Borrower, at their own expense and at any time from time to time, shall execute and deliver such instruments or documents and take such further action as may be reasonably requested by any Senior Lender.

SECTION 4. EVENTS OF DEFAULT; REMEDIES.

4.1 Events of Default. Unless waived by the Noteholder in writing, each of the following events (each an “Event of Default”) shall constitute an Event of Default; provided that, the Borrower fails to cure the applicable breach, violation or failure within the applicable time period, if any, set forth in the applicable Subsection below or in Section 4.2(a) after receipt of written notice thereof from the Noteholder and; provided, further, that it shall not be an Event of Default hereunder if the Borrower is prohibited from making any payment or prepayment hereunder under the terms of the Subordination Agreement or any other agreement with Milberg or any other Senior Lender, including, without limitation, the Factoring Agreement. For purposes of clarity, no Event of Default shall be deemed to have occurred hereunder, and the Borrower shall not be in default under this Note, unless and until such notice has been duly given, and, in each case for which a cure period applies, such time period shall have passed and such breach, violation or failure shall not have been cured. No such notice may be given by the Noteholder until the passage of any period of time specified in the applicable Subsection below or Section 4.2(a), if applicable;

(a) any failure by the Borrower to pay the principal of or interest or premium on any of the obligations under this Note or any fee or other amount owing thereunder when due, whether upon demand or otherwise; provided that, the Borrower fails to cure such failure within 45 days after receipt of written notice thereof from the Noteholder;

(b) subject to Section 4.2(a) below, any representation or warranty made by the Borrower in the Agreement or other agreements contemplated by the Agreement (other than this Note, which is expressly excluded from this Section 4.1(b)), any financial statement, or any certificate furnished by the Borrower at any time to the Noteholder shall prove to be untrue in any material respect as of the date on which made or furnished;

(c) any representation or warranty made by the Borrower in this Note at any time shall prove to be untrue in any material respect as of the date on which made or furnished;

(d) subject to Section 4.2(a) below, any material default shall occur in the observance or performance of any of the covenants and agreements contained in the Agreement or other agreements contemplated by the Agreement (other than this Note), which is expressly excluded from this Section 4.1(d));

(e) any material default shall occur in the observance or performance of any of the covenants and agreements contained in this Note (other than any payment covenant, which shall be governed by Section 4.1(a) hereof); provided that, the Borrower fails to cure such failure within 45 days after receipt of written notice thereof from Noteholder;

(f) any default shall occur with respect to any debt (other than with respect to the Senior Obligations if the default, with respect to such Senior Obligations is caused by the Noteholder or the existence of, or compliance with, this Note) of the Borrower, in an outstanding principal amount which individually, or in the aggregate, exceeds $500,000, or under any agreement or instrument under or pursuant to which any such debt may have been issued, created, assumed, or guaranteed by the Borrower, and such default shall continue for more than the period of grace, if any, therein specified, and such debt shall be declared due and payable or be required to be prepaid (other than by a regularly scheduled required prepayment) prior to the stated maturity thereof;

(g) the Borrower shall (i) file a voluntary petition in bankruptcy or file a voluntary petition or an answer or otherwise commence any action or proceeding seeking reorganization, arrangement or readjustment of its debts or for any other relief under the federal Bankruptcy Code, as amended, or under any other bankruptcy or insolvency act or law, state or federal, now or hereafter existing, or consent to, approve of, or acquiesce in, any such petition, action or proceeding; (ii) apply for or acquiesce in the appointment of a receiver, assignee, liquidator, sequestrator, custodian, monitor, trustee or similar officer for it or for all or any part of its property; (iii) make an assignment for the benefit of creditors; or (iv) be unable generally to pay its debts as they become due;

(h) an involuntary petition shall be filed or an action or proceeding otherwise commenced seeking reorganization, arrangement, consolidation or readjustment of the debts of the Borrower or for any other relief under the federal Bankruptcy Code, as amended, or under any other bankruptcy or insolvency act or law, state or federal, now or hereafter existing and such petition or proceeding shall not be dismissed within sixty (60) days after the filing or commencement thereof or an order of relief shall be entered with respect thereto;

(i) a receiver, assignee, liquidator, sequestrator, custodian, monitor, trustee or similar officer for the Borrower or for all or any part of its property shall be appointed or a warrant of attachment, execution or similar process shall be issued against any part of the property of the Borrower;

(j) the Borrower shall file a certificate of dissolution under applicable state law or shall be liquidated, dissolved or wound-up or shall commence or have commenced against it any action or proceeding for dissolution, winding-up or liquidation, or shall take any corporate action in furtherance thereof if, in the case of any action by the Borrower;

(k) this Note shall be terminated, revoked or declared void or invalid or unenforceable or challenged by the Borrower or any other obligor; or

(l) there occurs a Change of Control of the Borrower (for purposes hereof, “Change of Control” means (i) any transaction or series of transactions that, individually or cumulatively, together with one or more prior transactions, other than the transactions contemplated by the Agreement, result in a transfer of over 50% of Borrower’s assets, (ii) a merger, consolidation, sale of stock or other transaction, series of transactions or cumulative transfers as a result of which, together with one or more prior transactions other than the transactions contemplated by the Agreement, or (iii) the stockholders of Borrower approve a plan of complete liquidation of Borrower).

4.2 Limitations on Events of Default. Notwithstanding anything in Section 4.1 to the contrary and, in addition to any notices required thereunder:

(a) no breach of any representation, warranty or covenant set forth in the Agreement or other agreements contemplated by the Agreement (other than this Note, which is expressly excluded from this Section 4.2(a)), any financial statement, or any certificate furnished by the Borrower at any time to the Noteholder shall constitute an Event of Default unless and until (i) the existence of such breach has been determined by a final, non-appealable judgment of a court of competent jurisdiction and (ii) written notice has been furnished and 45 days have elapsed and such breach has not been cured;

(b) no action by the Borrower under Subsections 4.1(k) or (l) shall be an Event of Default hereunder if the Borrower gives the Noteholder written notice of its intent to take such action at least 30 days prior to taking such action and the Noteholder does not object in writing to the taking of such action within such 30 day period.

4.3 Remedies. Subject to the provisions of the Subordination Agreement and the rights of Milberg or any other Senior Lender thereunder, if any Event of Default shall have occurred and be continuing, then, and in any such event, in addition to all other rights, remedies and powers of Noteholder under this Note or otherwise available at law or in equity, unless such event has been cured, after the applicable notice periods set forth in this Note, if any, the Noteholder may, upon five (5) Business Days notice to the Borrower, declare all outstanding principal of this Note (and all accrued and unpaid interest thereon) and all other amounts owing under this Note to be forthwith due and payable, whereupon all outstanding principal of this Note, all such accrued and unpaid interest and all such other amounts shall become and be forthwith due and payable, without presentment, demand, protest, or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided, however, that in the event of an actual or deemed entry of an order for relief with respect to the Borrower or any of its Subsidiaries under the United States Bankruptcy Code, all outstanding principal of this Note, all accrued and unpaid interest thereon and all other amounts owing under this Note shall automatically become and be due and payable, without presentment, demand, protest, notice of acceleration, notice of intent to accelerate, or any notice of any kind, all of which are hereby expressly waived by the Borrower. In the event the Noteholder is required to surrender or return any amounts received from Borrower under this Note due to fraudulent activities or bankruptcy of the Borrower, then such amounts repaid by Borrower shall be added to the outstanding principal amount due under this Note, provided, that the Noteholder shall be entitled to retain any and all interest payments paid by the Borrower hereunder.

SECTION 5. CONVERSION

(a) Conversion by Noteholder. The Noteholder shall have the right, at such Noteholder’s option, at any time prior to payment in full of the principal balance of this Note, to convert the outstanding principal balance (or portion thereof) of this Note, in accordance with the provisions of this Section 5, in whole or in part, into fully paid and nonassessable shares of Common Stock of the Company, provided that the Noteholder shall provide at least thirty (30) days’ prior written notice to the Company of Noteholder’s election to convert this Note into shares of Common Stock. The number of shares of Common Stock into which this Note may be converted shall be determined by dividing the aggregate amount of this Note to be converted by the Conversion Price. For purposes hereof, the “Conversion Price” shall be equal to $3.50 per share.

(b) Conversion Procedure. Before the Noteholder shall be entitled to convert this Note into shares of Common Stock of the Company, it shall surrender this Note, duly endorsed, at the office of the Company and shall give written notice, postage prepaid, to the Company at its principal corporate office, of the election to convert the same, and shall state therein the amount of the unpaid principal amount of this Note to be converted and the name or names in which the certificate or certificates for shares of Common Stock of the Company are to be issued. The Company shall, as soon as practicable thereafter (but in any event within ten (10) days thereafter), issue and deliver to the Noteholder a certificate or certificates for the number of shares of Common Stock to which the Noteholder shall be entitled upon conversion (bearing such legends as are required by applicable state and federal securities laws), together with a replacement Note (if any principal amount is not converted) and any other property to which the Noteholder is entitled upon such conversion under the terms of this Note, including a check payable to Noteholder for any cash amounts payable as described in Section 5.1(c). The conversion shall be deemed to have been made immediately prior to the close of business on the date of the surrender of this Note, and the person or persons entitled to receive the shares of Common Stock of the Company upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock of the Company as of such date.

(c) Fractional Shares; Interest; Effect of Conversion. No fractional shares shall be issued upon conversion of this Note. In lieu of the Company issuing any fractional shares to the Noteholder upon the conversion of this Note, the Company shall pay to the Noteholder an amount equal to the product obtained by multiplying the Conversion Price by the fraction of a share not issued pursuant to the previous sentence. In addition, the Company shall pay to the Noteholder any interest accrued on the amount converted and on the amount to be paid to the Company pursuant to the previous sentence. Upon conversion of this Note in full and the payment of the amounts specified in this Section 5, the Company shall be forever released from all its obligations and liabilities under this Note.

SECTION 6. MISCELLANEOUS.

6.1 Limitation on Senior Secured Indebtedness. Except for the Obligations to the Senior Lenders, the Borrower shall not incur indebtedness senior to the Subordinated Debt which is secured, in the aggregate, by a pledge of more than 60% of its Inventory and/or 90% of its Accounts in existence at any time and from time to time (each as defined in the Uniform Commercial Code in effect from time to time in the State of New York and as determined in accordance with generally acceptable accounting principles, consistently applied).

6.2 Assignment. To the extent all or any portion of the Senior Obligations remain outstanding, this Note may not be assigned in whole, or in part, by Noteholder to any other person, firm, or entity without the prior written consent of the holder of such Senior Obligations.

6.3 Amendments. No amendment or waiver of any provision of this Note, nor consent to any departure by the Borrower herefrom, shall in any event be effective unless the same shall be in writing and signed by Noteholder and, to the extent all or any portion of the Senior Obligations are outstanding, the holder of such Senior Obligations, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

6.4 Notices. All notices and other communications provided for hereunder shall be in writing (including telecopier, telegraphic, telex or cable communication) and mailed, telecopied, telegraphed, telexed, cabled or delivered, if to the Borrower, to it care of Cygne Designs, Inc., 11 West 42nd Street, 9th Floor, New York, New York, 10018, attention: President, and if to Noteholder, to Serge Kraif, 19 Avenue Krieg, 1208 Geneve, Suisse; or, as to each party, at such other address as shall be designated by such party in a written notice to the other party. All such notices and communications shall, when mailed, telecopied, telegraphed, telexed or cabled, be effective when deposited in the mails, telecopied, delivered to the telegraph company, confirmed by telex answerback or delivered to the cable company, respectively, except that notices to Noteholder pursuant to this Note shall not be effective until received by Noteholder.

6.5 No Waiver; Remedies. No failure on the part of Noteholder to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law. No failure on the part of any Senior Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Note or any other instrument, agreement or other document relating to the Obligations shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Note or any other instrument, agreement or other document relating to the Obligations preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

6.6 Absolute and Unconditional Obligation; Relationship of Parties. (a) Subject to the provisions of the Subordination Agreement and any Senior Lender’s rights thereunder, the Borrower acknowledges that the Borrower’s obligation to pay the Subordinated Debt in accordance with the Agreement and the provisions of this Note is and shall at all times continue to be absolute and unconditional in all respects, and shall at all times be valid and enforceable irrespective of any other agreements or circumstances of any nature whatsoever (other than the absence of an Event of Default) which might otherwise constitute a defense to this Note or the obligation of the Borrower hereunder to pay the Subordinated Debt and the Borrower absolutely, unconditionally and irrevocably waives any and all right to assert any defense, setoff, counterclaim or cross-claim of any nature whatsoever (other than the absence of an Event of Default) with respect to the obligation of the Borrower to pay the Subordinated Debt in accordance with the provisions of this Note in any action or proceeding brought by Noteholder to collect the Subordinated Debt, or any portion thereof.

(b) The relationship of Noteholder to the Borrower hereunder is strictly and solely that of lender and borrower and nothing contained in the Agreement or any other document, agreement or instrument now or hereafter executed and delivered in connection therewith or otherwise in connection with the Agreement or this Note is intended to create, or shall in any event or under any circumstance be construed as creating, a partnership, joint venture, tenancy-in-common, joint tenancy or other relationship of any nature whatsoever between Noteholder and the Borrower other than as lender and borrower.

6.7 Costs and Expenses. (a) The Borrower agrees to pay on demand all costs and expenses, if any (including reasonable counsel fees and expenses), in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Note and any other instruments and documents delivered in connection herewith, including, without limitation, reasonable counsel fees and expenses in connection with the enforcement of rights under this Section 6.7. In addition, the Borrower shall pay any and all stamp and other taxes payable or determined to be payable in connection with the execution and delivery of this Note and any other instruments and documents delivered in connection herewith, and agrees to save Noteholder harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes.

(b) All amounts that become due and payable from time to time under Section 6.7(a) shall be capitalized and added to the outstanding principal amount of this Note on the date when due to the fullest extent permitted under applicable laws.

6.8 Usury Savings Clause. (a) It is the intention of the parties hereto to comply with applicable state and federal usury laws (now or hereafter enacted). Accordingly, notwithstanding any provision to the contrary in this Note or any other document related hereto, in no event (including, but not limited to, prepayment or acceleration of the maturity of any obligation) shall this Note or any such other document require the payment or permit the collection of interest in excess of the Highest Lawful Rate. If under any circumstance whatsoever, any provision of this Note or of any other document pertaining hereto, shall provide for the payment or collection of interest in excess of the Highest Lawful Rate, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity, and if from any such circumstances Noteholder shall ever receive anything of value as interest or deemed interest by applicable law under this Note or any other document pertaining hereto or otherwise an amount that would exceed the Highest Lawful Rate, such amount that would be excessive interest shall be applied to the reduction of the principal amount owing under this Note or on account of any other indebtedness of the Borrower to Noteholder, and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal of this Note and such other indebtedness, such excess shall be refunded to the Borrower. In determining whether or not the interest paid or payable with respect to any indebtedness of the Borrower to Noteholder, under any specified contingency, exceeds the Highest Lawful Rate, the Borrower and Noteholder shall, to the maximum extent permitted by applicable law, (i) characterize any non-principal payment as an expense, fee or premium rather than as interest, (ii) exclude voluntary prepayments and the effects thereof, (iii) amortize, prorate, allocate and spread the total amount of interest throughout the full term of such indebtedness so that interest thereon does not exceed the maximum amount permitted by applicable law, and/or (iv) allocate interest between portions of such indebtedness, to the end that no such portion shall bear interest at a rate greater than that permitted by applicable law.

(b) If at any time the interest rate hereunder (the “Stated Rate”) exceeds the Highest Lawful Rate, then the rate at which interest shall accrue hereunder shall automatically be limited to the Highest Lawful Rate, and shall remain at the Highest Lawful Rate until the total amount of interest accrued hereunder equals the total amount of interest that would have accrued but for the operation of this sentence. Thereafter, interest shall accrue at the Stated Rate unless and until the Stated Rate again exceeds the Highest Lawful Rate, in which case the immediately preceding sentence shall apply.

6.9 Waiver. The Borrower and each surety, guarantor, endorser and other party ever liable for payment of this Note or any part hereof jointly and severally waive notice, presentment, demand for payment, protest, notice of protest and non-payment or dishonor, notice of acceleration, notice of intent to accelerate, notice of intent to demand, diligence in collecting, grace, and all other formalities of any kind, and consent to all extensions without notice for any period or periods of time and partial payments, before or after maturity, all without prejudice to Noteholder. Noteholder shall similarly have the right to deal in any way, at any time, with one or more of the foregoing parties without notice to any other party, and to grant any such party any extensions of time for payment of any of said indebtedness, or to grant any other indulgences or forbearances whatsoever, without notice to any other party and without in any way affecting the personal liability of any party hereunder.

6.10 Conflict. Each of the Noteholder and the Borrower expressly acknowledges and agrees that to the extent there is any conflict between any provision of this Note and any provision of the Subordination Agreement, the provisions of the Subordination Agreement shall control.

6.11 Binding Effect. This Note shall be binding upon and inure to the benefit of the Borrower and Noteholder and their respective successors and assigns, except that the Borrower shall not have the right to assign or delegate any of its rights or obligations hereunder or any interest herein without the prior written consent of Noteholder, which may be granted or withheld in its sole and absolute discretion. Milberg and each other Senior Lender shall be entitled to rely upon, and shall be a third party beneficiary of, the provisions of this Note (a) restricting and/or limiting the ability of the Borrower to make, and/or the Noteholder to receive, payments of interest or principal on the Subordinated Debt, (b) relating to the subordination of the Subordinated Debt to the Senior Obligations and (c) restricting and/or limiting the ability of the Noteholder to exercise its rights or remedies against the Borrower with respect to the indebtedness evidenced by this Note.

6.12 Governing Law. This Note shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to conflicts of laws principles thereunder.

6.13 Jurisdiction. (a) The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York state court or federal court of the United States of America sitting in the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Note, or for recognition or enforcement of any judgment, and the Borrower hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York state court, or to the extent permitted by law, in such federal court. The Borrower agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Note shall affect any right that Noteholder may otherwise have to bring any action or proceeding relating to this Note in the courts of any jurisdiction.

(b) The Borrower irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Note in any New York state or federal court. The Borrower hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c) The Borrower agrees to not assert any claim against Noteholder, any of its affiliates, or any of their respective directors, officers, attorneys, agents and advisers, for special, indirect, consequential or punitive damages arising out of or otherwise relating to this Note, any of the transactions contemplated herein or the actual or proposed use of the loan evidenced by this Note.

6.14 Waiver of Jury Trial. THE BORROWER IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS NOTE OR THE ACTIONS OF NOTEHOLDER IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

6.15 ENTIRE AGREEMENT. THIS NOTE, THE AGREEMENT, THE SUBORDINATION AGREEMENT AND THE OTHER DOCUMENTS CONTEMPLATED HEREBY AND THEREBY REPRESENT THE FINAL, FULL AND ENTIRE UNDERSTANDING AND AGREEMENT BETWEEN THE PARTIES REGARDING THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES. EACH PARTY REPRESENTS AND WARRANTS THAT IT HAS BEEN AFFORDED A FULL AND FAIR OPPORTUNITY TO UNDERTAKE WHATEVER INVESTIGATION(S) IT DEEMED NECESSARY OR APPROPRIATE IN ORDER FOR IT TO ENTER INTO OR ACCEPT THIS NOTE. EACH PARTY ACKNOWLEDGES THAT NO OTHER PARTY (AND NO PERSON PURPORTING TO ACT ON BEHALF OF ANY OTHER PARTY) HAS MADE ANY PROMISE, REPRESENTATION OR WARRANTY NOT CONTAINED HEREIN, OR IN THE AGREEMENT OR ANY OTHER DOCUMENT CONTEMPLATED HEREBY AND THEREBY TO INDUCE EXECUTION OR ACCEPTANCE OF THIS NOTE AND EACH PARTY REPRESENTS AND WARRANTS THAT IT HAS NOT EXECUTED OR ACCEPTED THIS NOTE IN RELIANCE UPON (A) ANY PROMISE, REPRESENTATION OR WARRANTY NOT CONTAINED HEREIN, OR IN THE AGREEMENT OR ANY OTHER DOCUMENT CONTEMPLATED HEREBY AND THEREBY OR (B) ANY FACT OR STATE OF FACTS NOT EXPRESSLY RECITED HEREIN OR IN THE AGREEMENT OR ANY OTHER DOCUMENT CONTEMPLATED HEREBY AND THEREBY. EACH PARTY HAS CONDUCTED SUCH INVESTIGATION AS IT HAS DEEMED NECESSARY PRIOR TO EXECUTING OR ACCEPTING THIS NOTE, WAIVES AND DEEMS UNNECESSARY ANY FURTHER INVESTIGATION, INQUIRY OR KNOWLEDGE, AND EXPRESSLY ASSUMES THE RISK OF ANY MISTAKE OF FACT WITH REGARD TO THE MAKING OF OR ACCEPTING THIS NOTE. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT TO ASSERT ANY CLAIM OF FRAUD IN THE INDUCEMENT OF THIS NOTE, WHETHER ARISING BY MISREPRESENTATION OR OMISSION, AND EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT TO SEEK, REQUEST OR OBTAIN RECISSION OF THIS NOTE.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Borrower has caused this Note to be executed by its officer thereunto duly authorized, as of the date first above written.

CYGNE DESIGNS, INC.

By:
Name:
Title:	President

By:
Name:
Title:	Secretary

ACKNOWLEDGED AND AGREED:

Serge Kraif

EXHIBIT B

WARRANT

NEITHER THIS WARRANT NOR THE SHARES OF COMMON STOCK ISSUABLE UPON ITS EXERCISE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS (I) PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT OR (II) IN COMPLIANCE WITH AN EXEMPTION THEREFROM AND ACCOMPANIED, IF REQUESTED BY CYGNE DESIGNS, INC., WITH AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH AN EXEMPTION THEREFROM.

THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUED UPON ITS

EXERCISE ARE SUBJECT TO THE RESTRICTIONS ON

TRANSFER SET FORTH IN THIS WARRANT

Warrant No.	Number of Shares: 4,400,000
Date of Issuance: , 2007

CYGNE DESIGNS, INC.

Common Stock Purchase Warrant

THIS IS TO CERTIFY THAT, for value received, effective                     , 2007, SERGE KRAIF (the “Holder”), or his permitted assigns, is entitled to purchase from CYGNE DESIGNS, INC., a Delaware corporation (the “Company”), at a purchase price per share of $3.00 (the “Exercise Price”) (subject to adjustments as set forth below), 4,400,000 shares of duly authorized, validly issued, fully paid and nonassessable shares of Common Stock, $0.01 par value per share, of the Company (the “Warrant Shares”), and is entitled also to exercise the other appurtenant rights, powers and privileges hereinafter set forth. Subject to the terms and conditions set forth below, this Warrant may be exercised, in whole or in part, at any time during the period set forth in Section 1.1 hereof.

ARTICLE I

Exercise of Warrant

1.1 Method of Exercise. This Warrant may be exercised by the Holder, in whole or in part, from time to time during the period commencing on February 15, 2009 and expiring at 5:00 p.m. (Eastern Time) on January 31, 2012. To exercise this Warrant, the Holder or permitted assignees of all rights of the Holder shall deliver to the Company at its principal office (a) a written notice in the form of the Purchase Form attached as Exhibit A hereto, stating therein the election of the Holder or such permitted assignees of the Holder to exercise this Warrant in the manner provided in the Purchase Form, (b) payment in full to the Company of an amount equal to the Exercise Price multiplied by the number of Warrant Shares being purchased, which amount may be paid, at the election of the Holder, by wire transfer or certified check payable to the order of the Company, and (c) this Warrant. This Warrant shall be deemed to be exercised on the date of receipt by the Company of the Purchase Form, accompanied by payment for the Warrant Shares to be purchased and surrender of this Warrant, as aforesaid, and such date is referred to herein as the “Exercise Date.” Upon such exercise, the Company shall issue and deliver to the Holder a certificate for the full number of the Warrant Shares purchased by the Holder hereunder, against the receipt by the Company of the total Exercise Price payable hereunder for all such Warrant Shares, in cash or by certified or cashier’s check. The Person in whose name the certificate(s) for Common Stock is to be issued shall be deemed to have become a holder of record of such Common Stock on the Exercise Date.

1.2 Fractional Shares. No fractional shares of Common Stock shall be issued upon exercise of this Warrant. Instead of any fractional shares of Common Stock that would otherwise be issuable upon exercise of this Warrant, the Company shall round up, or down, such fractional interest and shall issue the appropriate number of shares based on such calculation whereby a 5/10 or greater shall be rounded up and any other fractional interest shall be rounded down.

1.3 Note Conversion and Convertible Note. This Warrant is issued in connection with, and as consideration for, the consummation of the transactions contemplated by that certain Note Conversion Agreement, dated as of January 31, 2007, between the Holder and the Company (the “Note Conversion Agreement”).

1.4 Representations, Warranties and Covenants of the Company.

(a) Corporation Existence and Authority. The Company is duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite power to execute and deliver this Warrant and the Registration Rights Agreement (collectively “Agreements”) and to perform the provisions of the Agreements and to consummate the transactions contemplated by the Agreements. The execution, delivery and performance of the Agreements, and the consummation of the transactions contemplated by the Agreements have been duly authorized and approved by Company, except that stockholder approval of the issuance of the Warrant Shares upon exercise of this Warrant must be obtained.

(b) Disclosure. No representation, other statement or information made or provided by Company to Holder contains any untrue statement of the material fact or omits to state a material fact necessary to make any statements to Holder not misleading.

(c) Enforceability. Each of the Agreements will be duly and validly executed and delivered by the Company and upon execution and delivery by the Company will constitute a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, or similar laws affecting creditor’s rights generally and (ii) the requirement that the Company’s stockholders approve the issuance of the Warrant Shares issuable upon exercise of this Warrant. The Company’s Board of Directors has approved each of the Agreements and the transactions contemplated hereby or thereby, and, except for the requirement that the Company’s stockholders approve the issuance of the Warrant Shares issuable upon exercise of this Warrant, no other corporate proceedings on the part of the Company are necessary to authorize the Agreements or consummate the transactions contemplated by the Agreements.

(d) No Conflict. The execution and delivery of the Agreements do not, and the performance of the Agreements will not, assuming the Company’s stockholders approve the issuance of the Warrant Shares issuable upon exercise of this Warrant, (i) conflict with or violate the certificate of incorporation or bylaws of the Company, (ii) conflict with or violate any United States statute, law, ordinance, regulation, rule, code, executive order, injunction, judgment, decree or other order, applicable to the Company or any of its property or assets, (iii) result in any breach of or constitute a default or an event which (with notice or lapse of time or both, will become a default), give to others any right of termination, amendment, acceleration, or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of the Company or (iv) except for such filings and approvals as may be required under federal and state securities laws to register the Warrant Shares pursuant to the Registration Rights Agreement, require any consent, approval, authorization or permit of, filing with or notification to, any governmental, regulatory or administrative authority, agency, instrumentality or commission or any court, tribunal or judicial or arbitral body, other than any filings necessary to comply with the Company’s covenants under the Agreements.

(e) SEC Filings. The Company has filed all forms, reports and documents required to be filed with the SEC as of the effective date of this Agreement, and since the date of the most recent filing, the Company has conducted its business only in the ordinary course in a manner consistent with past practices and there has not been any event, circumstance, change or effect that, individually or in the aggregate with all other events, circumstances, changes and effects, is or is reasonably likely to be materially adverse to the business, condition (financial or otherwise), assets, liabilities, or results of operations of the Company and its subsidiaries taken as a whole.

(f) Third Party Warrants. The Company agrees that prior to the expiration of this Warrant, it shall not issue to any third party a warrant to purchase Common Stock of the Company at a price per share of less than $3.00 unless the Company amends and modifies this Warrant to grant the Holder the right to purchase the Warrant Shares at a price share equal to the price granted to such third party.

1.6 Representations and Covenants of the Holder.

(a) Investment Purpose. The Holder (and its transferees and assigns), by acceptance of this Warrant, covenants and agrees that such Holder is acquiring the Warrants evidenced hereby, and, upon exercise hereof, the Warrant Shares, for its own account as an investment and not with a view to distribution thereof. The Holder understands that neither this Warrant nor the Warrant Shares issuable hereunder have been registered under the Securities Act or any state securities laws.

(b) Disposition of Holder’s Rights. The Holder acknowledges that the Warrant and the Warrant Shares issuable upon exercise of this Warrant are non-transferable, except if (1) the transfer of such security shall have been effectively registered under the Securities Act, or (2) such security can be sold without registration in compliance with

Rule 144 under the Securities Act or (3) a letter shall have been issued to the Holder at its request by the staff of the Securities and Exchange Commission or a ruling shall have been issued to the Holder at its request by such Commission stating that no action shall be recommended by such staff or taken by such Commission, as the case may be, if such security is transferred without registration under the Act in accordance with the conditions set forth in such letter or ruling and such letter or ruling specifies that no subsequent restrictions on transfer are required. Any purported transfer of the Warrant or Warrant Shares not in compliance with the provisions of this Warrant shall be null and void.

(c) Financial Risk. The Holder has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment, and has the ability to bear the economic risks of its investment.

(d) Risk of No Registration. The Holder understands that if a registration statement covering the transfer of the Warrant Shares under the Act is not in effect when it desires to sell the Warrant Shares issuable upon exercise of this Warrant, it may be required to hold such securities for an indefinite period. The Holder also understands that any sale of Warrant Shares issuable upon exercise of this Warrant which might be made by it in reliance upon Rule 144 under the Act may be made only in accordance with the terms and conditions of that Rule.

ARTICLE II

Registration Rights; No Shareholder Rights Until Exercise

2.1 Registration Rights. The Company agrees (a) that the Warrant Shares shall be “Registrable Securities” under the Registration Rights Agreement (the “Registration Rights Agreement”) between the Company and the Holder, a copy of which is attached hereto and incorporated herein by reference as Exhibit B and (b) that the Holder shall have the rights and obligations of a holder set forth in the Registration Rights Agreement.

2.2 No Rights as Shareholder Until Exercise. This Warrant does not entitle the Holder to any voting rights or other rights as a shareholder of the Company prior to the exercise hereof. Upon the surrender of this Warrant and the payment of the aggregate Exercise Price, the Warrant Shares so purchased shall be and be deemed to be issued to the Holder as the record owner of such shares as of the close of business on the later of the date of such surrender or payment.

ARTICLE III

Adjustments to Warrant

3.1 Adjustment of Exercise Price and Number of Shares. (a) The Exercise Price and number of Warrant Shares issuable upon exercise of this Warrant shall be subject to adjustment from time to time as follows:

(i) Adjustment for Stock Splits, Stock Dividends, Recapitalizations, Etc. The Purchase Price and the number of Warrant Shares issuable upon exercise of this Warrant shall each be proportionally adjusted to reflect any stock dividend, stock split, reverse stock split, combination of shares, reclassification, recapitalization or other similar event altering the number of outstanding shares of Warrant Shares.

(ii) Adjustment for Other Dividends and Distributions. In case the Company shall make or issue, or shall fix a record date for the determination of eligible holders entitled to receive, a dividend or other distribution with respect to the Warrant Shares payable in securities of the Company then, and in each such case, the Holder of this Warrant, on exercise of this Warrant at any time after the consummation, effective date or record date of such event, shall receive, in addition to the shares of Warrant Shares issuable on such exercise prior to such date, the securities of the Company to which such Holder would have been entitled upon such date if such Holder had exercised this Warrant immediately prior thereto (all subject to further adjustment as provided in this Warrant).

(iii) Adjustment for Capital Reorganization, Consolidation, Merger or Sale of Assets. If any capital reorganization of the capital stock of the Company, or any consolidation or merger of the Company with or into another corporation, or the sale of all or substantially all of the Company’s assets to another corporation shall be effected in such a way that holders of Warrant Shares will be entitled to receive stock, securities or assets with respect to or in exchange for their Warrant Shares, and in each such case, the Holder of this Warrant, upon the exercise of this Warrant, at any time after the consummation of such capital reorganization, consolidation, merger, or sale, shall be entitled to receive, in lieu of the stock or other securities and property receivable upon the exercise of this Warrant prior to such consummation, the stock or other securities or property to which such Holder would have been entitled upon such consummation if such Holder had exercised this Warrant immediately prior thereto, all subject to further adjustment as provided in this Section 3.1; and in each such case, the terms of this Warrant shall be applicable to the shares of stock or other securities or property receivable upon the exercise of this Warrant after such consummation.

(b) Rounding of Calculations; Minimum Adjustment. All calculations under this Section 3.1 shall be made to the nearest cent. Any provision of this Section 3.1 to the contrary notwithstanding, no adjustment in the Exercise Price shall be made if the amount of such adjustment would be less than one percent, but any such amount shall be carried forward and an adjustment with respect thereto shall be made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate one percent or more.

(c) Timing of Issuance of Additional Common Stock Upon Certain Adjustments. In any case in which the provisions of this Section 3.1 shall require that an adjustment shall become effective immediately after a record date for an event, the Company may defer until the occurrence of such event issuing to the Holder after such record date and before the occurrence of such event the additional shares of Common Stock or other property issuable or deliverable upon exercise by reason of the adjustment required by such event over and above the shares of Common Stock or other property issuable or deliverable upon such exercise before giving effect to such adjustment; provided, however, that the Company upon request shall deliver to such Holder a due bill or other appropriate instrument evidencing such Holder’s right to receive such additional shares or other property, and such cash, upon the occurrence of the event requiring such adjustment.

(d) Notice to Holders. In the event the Company shall propose to take any action of the type described in clause (ii) or (iii) of Section 3.1(a), the Company shall give notice to the Holder, in the manner set forth in Section 5.6, which notice shall specify the record date, if any, with respect to any such action and the approximate date on which such action is to take place. Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Exercise Price and the number, kind or class of shares or other securities or property which shall be deliverable upon exercise of this Warrant. In the case of any action which would require the fixing of a record date, such notice shall be given at least 20 days prior to the date so fixed, and in case of all other action, such notice shall be given at least 25 days prior to the taking of such proposed action. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action.

(e) Treasury Stock. For the purposes of this Section 3.1, the sale or other disposition of any Common Stock of the Company theretofore held in its treasury shall be deemed to be an issuance thereof.

3.2 Costs. The Holder shall pay all documentary, stamp, transfer or other transactional taxes attributable to the issuance or delivery of the Warrant Shares upon exercise of this Warrant. Additionally, the Company shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such Warrant Shares. The Holder shall reimburse the Company for any such taxes assessed against the Company.

3.3 Reservations of Shares. The Company shall reserve at all times so long as this Warrant remains outstanding, free from preemptive rights, out of its treasury Common Stock or its authorized but unissued shares of Common Stock, or both, solely for the purpose of effecting the exercise of this Warrant, sufficient shares of Common Stock to provide for the exercise hereof.

3.4 Valid Issuance. All shares of Common Stock which may be issued upon exercise of this Warrant will upon issuance by the Company be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof attributable to any act or omission by the Company, and the Company shall take no action which will cause a contrary result (including without limitation, any action which would cause the Exercise Price to be less than the par value, if any, of the Common Stock).

ARTICLE IV

Covenant of the Company

The Company covenants and agrees that this Warrant shall be binding upon any corporation succeeding to the Company by merger, consolidation, or acquisition of all or substantially all of the Company’s assets.

ARTICLE V

Miscellaneous

5.1 Entire Agreement. This Warrant, the Convertible Promissory Note dated as of the same date hereof issued by the Company in favor of the Holder, the Note Conversion Agreement and the Registration Rights Agreement contain the entire agreement between the Holder and the Company with respect to the Warrant Shares that it can purchase upon exercise hereof and the related transactions and supersedes all prior arrangements or understanding with respect thereto.

5.2 Governing Law. This Warrant shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to its conflict of law provisions.

5.3 Waiver and Amendment. Any term or provision of this Warrant may be waived at any time by the party which is entitled to the benefits thereof, and any term or provision of this Warrant may be amended or supplemented at any time by the written consent of the parties (it being agreed that an amendment to or waiver under any of the provisions of Article III of this Warrant shall not be considered an amendment of the number of Warrant Shares or the Exercise Price). No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising because of any prior or subsequent such occurrence.

5.4 Illegality. In the event that any one or more of the provisions contained in this Warrant shall be determined to be invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in any other respect and the remaining provisions of this Warrant shall not, at the election of the party for whom the benefit of the provision exists, be in any way impaired.

5.5 Copy of Warrant. A copy of this Warrant shall be filed among the records of the Company.

5.6 Notice. Any notice or other document required or permitted to be given or delivered to the Holder shall be delivered at, or sent by certified or registered mail to such Holder at, the last address shown on the books of the Company maintained at its offices for the registration of this Warrant or at any more recent address of which the Holder shall have notified the Company in writing. Any notice or other document required or permitted to be given or delivered to the Company must be delivered at, or sent by certified or registered mail to, the office of the Company at 11 West 42nd Street, New York, New York 10036, or any other address within the continental United States of America as shall have been designated in writing by the Company delivered to the Holder.

5.7 Limitation of Liability; Not Stockholders. Subject to the provisions of Article III, until the exercise of this Warrant, the Holder shall not have or exercise any rights by virtue hereof as a stockholder of the Company, including, without limitation, the right to vote, to receive dividends and other distributions, or to receive notice of, or attend meetings of stockholders or any other proceedings of the Company. Until the exercise of this Warrant, no provision hereof, and no mere enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of such Holder for the purchase price of any shares of Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

5.8 Exchange, Loss, Destruction, etc. of Warrant. Upon receipt of evidence satisfactory to the Company (an affidavit of the Holder shall be satisfactory evidence) of the loss, theft, mutilation or destruction of this Warrant, and, in the case of any such loss, theft or destruction, upon delivery of a bond of indemnity in such form and amount as shall be reasonably satisfactory to the Company, or, in the event of such mutilation upon surrender and cancellation of this Warrant, the Company will make and deliver a new Warrant of like tenor, in lieu of such lost, stolen, destroyed or mutilated Warrant; provided, however, that the original Holder of this Warrant shall not be required to provide any such bond of indemnity and may in lieu thereof provide his agreement of indemnity. Any Warrant issued under the provisions of this Section 5.8 in lieu of any Warrant alleged to be lost, destroyed or stolen, or in lieu of any mutilated Warrant, shall constitute an original contractual obligation on the part of the Company. This Warrant shall be promptly canceled by the Company upon the surrender hereof in connection with any exchange or replacement. The Holder of this Warrant shall pay all taxes (including securities transfer taxes) and all other expenses and charges payable in connection with the preparation, execution and delivery of replacement Warrant(s) pursuant to this Section 5.8.

5.9 Headings. The Article and Section and other headings herein are for convenience only and are not a part of this Warrant and shall not affect the interpretation thereof.

5.10 Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant and shall be enforceable by any such Holder or holder of Warrant Shares.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company has caused this Warrant to be signed in its name.

CYGNE DESIGNS, INC.

By:
Name:	Bernard Manuel
Title:	President

EXHIBIT A

PURCHASE FORM

PURCHASE FORM

To:	Cygne Designs, Inc.	Dated:

The undersigned, pursuant to the provisions set forth in the attached Warrant (No.              ), hereby irrevocably elects to exercise the Warrant to the extent of                      shares of the Common Stock covered by such Warrant. The undersigned herewith makes payment of $                     in payment of the aggregate Exercise Price.

(Signature)

(Print Name)

INSTRUCTIONS FOR REGISTRATION OF SECURITIES

Name:
(please typewrite or print in block letters)

Address:

Signature:

EXHIBIT B

REGISTRATION RIGHTS AGREEMENT

EXHIBIT C

REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”), is made and entered into effective as of                         , 2007, by and between Cygne Designs, Inc., a Delaware corporation (the “Company”), and Serge Kraif (“Kraif”).

RECITALS:

WHEREAS, on the date hereof Kraif is acquiring, pursuant to the Conversion Agreement (as defined below), shares of the Company’s Common Stock; and

WHEREAS, on the date hereof the Company has granted to Kraif a Warrant (as defined below) representing the right to purchase shares of the Company’s Common Stock; and

WHEREAS, Kraif wishes to acquire, and the Company is willing to grant, certain registration rights with respect to the shares of the Company’s Common Stock which Kraif acquires pursuant to the Conversion Agreement and the Warrant and certain other securities, which rights are set forth herein.

NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements of the parties as set forth herein and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

Section 1. Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

“Conversion Agreement” shall mean that certain Note Conversion Agreement, dated as of January 31, 2007, by and between Kraif and the Company, as amended, modified or supplemented from time to time.

“Commission” shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

“Common Stock” shall mean the Company’s common stock, $.01 par value per share.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, and shall include any successor statute.

“register,” “registered” and “registration” shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

“Registered Securities” shall mean Registrable Securities the offer and sale of which have been registered under the Securities Act pursuant to a registration statement filed with and declared effective by the Commission.

“Registrable Securities” shall mean shares of Common Stock acquired by Kraif pursuant to the Conversion Agreement and/or the Warrant, together with any shares of Common Stock issued or issuable upon any combination, merger, stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing.

“Registration Expenses” shall mean all expenses incurred by the Company in compliance with Section 2 hereof, including, without limitation, all registration, filing and National Association of Securities Dealers, Commission and stock exchange fees, all fees and expenses of complying with securities or blue sky laws (including, without limitation, reasonable fees, charges and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities), all word processing, duplicating and printing expenses, messenger, telecommunications, mailing and delivery expenses, the fees and disbursements of counsel for the Company and of its independent public accountants, including, without limitation, the expenses of any special audits or “cold comfort” letters required by or incident to such performance and compliance, premiums and other costs of policies of insurance against liabilities arising out of the public offering of the Registrable Securities being registered and any fees and disbursements of underwriters customarily paid by issuers or sellers of securities, fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange or NASDAQ, and all fees, charges and disbursements of any special experts retained by the Company in connection with any registration of the Registrable Securities, regardless of whether any Registration Statement filed in connection with the Registrable Securities is declared effective, but excluding Selling Expenses, if any, provided that, in any case where Registration Expenses are not to be borne by the Company, such expenses shall not include salaries of Company personnel or general overhead expenses of the Company, auditing fees, premiums or other expenses relating to liability insurance required by underwriters of the Company or other expenses for the preparation of financial statements or other data normally prepared by the Company in the ordinary course of its business or which the Company would have incurred in any event.

“Rule 144” shall mean Rule 144 promulgated under the Securities Act, or any successor rule then in force.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations thereunder, and shall include any successor statute.

“Selling Expenses” shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities and any expenses of Kraif, including the fees and disbursements of any law firm or accounting firm retained by Kraif.

“Warrant” shall mean the warrant dated as of the date hereof representing the right of Kraif to purchase an aggregate number of 4,400,000 shares of Common Stock of the Company pursuant to the terms and conditions thereof, as amended, modified or supplemented from time to time.

Section 2. Registration Obligations of the Company.

(a) The Company’s Undertaking. On or before the 120th calendar day following the date hereof (as such date may be extended pursuant to Section 2(b), the “Filing Date”), the Company shall prepare and file with the Commission a registration statement covering the resale of all of the Registrable Securities for an offering (together with any amendments and supplements, the “Registration Statement”). The Registration Statement required hereunder shall be on Form S-3 (except if the Company has not qualified for the use of Form S-3 or any successor form, in which case the registration shall be on another appropriate form in accordance herewith). The Company shall use its commercially reasonable efforts to cause the Registration Statement and the registration of the Registered Securities thereunder to be declared effective by the Commission no later than the earlier of (i) 90 calendar days following the Filing Date (or 150 calendar days following the Filing Date in the event of a full review by the Commission), and (ii) 10 calendar days following the date on which the Company is notified by the Commission that the Registration Statement will not be reviewed or is no longer subject to further review and comments (the “Effectiveness Date”).

(b) Registration Procedures. In connection with the Company’s registration obligations hereunder, the Company shall, as expeditiously as possible:

(1) Furnish to Kraif and the underwriters, if any, not less than two days prior to the filing of such documents with the Commission, copies of the proposed Registration Statement or prospectus or any amendment or supplement thereto, including documents incorporated by reference after the initial filing of the Registration Statement, which documents will be subject to the review of Kraif and any such underwriters;

(2) Prepare and file with the Commission such amendments and post-effective amendments to such Registration Statement or, if necessary, file a new registration statement covering the then remaining Registrable Securities, subject to the terms and conditions hereof (which registration statement shall for purposes hereof be deemed to be a Registration Statement upon the filing thereof) and prospectus supplements pursuant to Rule 424 under the Securities Act as may be necessary to keep such registration effective for (i) a period of twelve (12) months, (ii) until Kraif has completed the distribution described in the Registration Statement or (iii) until all Registrable Securities may be freely sold without any volume, timing or other restrictions pursuant to Rule 144 or otherwise, whichever first occurs;

(3) Cause the related prospectus to be supplemented by any required prospectus supplement, and, as so supplemented, to be filed pursuant to Rule 424 under the Securities Act; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement or supplement to such prospectus;

(4) Furnish such number of prospectuses and preliminary prospectuses in conformity with the requirements of the Securities Act and other documents incident thereto, including any amendment of or supplement to the prospectus as Kraif from time to time may reasonably request;

(5) Notify Kraif as promptly as commercially practicable (i)(A) when any prospectus supplement or post-effective amendment to the Registration Statement is proposed to be filed; (B) when the Commission notifies the Company whether there will be a “review” of the Registration Statement and whenever the Commission comments in writing on the Registration Statement the Company shall upon request provide true and complete copies thereof and all written responses thereto to Kraif; and (C) with respect to the Registration Statement or any post-effective amendment, when the same has become effective; (ii) of any request by the Commission or any other Federal or state governmental authority during the period of effectiveness of the Registration Statement for amendments or supplements to the Registration Statement or prospectus or for additional information; (iii) of the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement covering any or all of the Registrable Securities or the initiation of any proceedings for that purpose; (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose; and (v) of the occurrence of any event or passage of time that makes the financial statements included in the Registration Statement ineligible for inclusion therein or of the happening of any event as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and at the request of Kraif, promptly prepare and furnish to Kraif a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(6) Use its commercially reasonable efforts to avoid the issuance of, or, if issued, obtain the withdrawal of, (i) any order suspending the effectiveness of the Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment;

(7) Cause all such Registered Securities to be listed on each securities exchange or national automated quotation system on which similar securities issued by the Company are then listed or, if not then listed, cause such Registered Securities to be included on the OTC Bulletin Board or whatever exchange or national automated quotation system, if any, the Board of Directors of the Company determines is appropriate;

(8) Provide a transfer agent and registrar for all Registered Securities and a CUSIP number for all such Registered Securities, in each case not later than the effective date of such registration;

(9) Make available for inspection during regular business hours by Kraif, any underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant or other agent retained by Kraif or such underwriter (collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of the Company (collectively the “Records”) as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company’s officers, directors, employees and independent accountants to supply all information reasonably requested by Kraif or such underwriter, attorney or accountant in connection with such registration statement. Records which the Company determines, in good faith, to be confidential and which it notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless (A) the disclosure of such Records is, in the opinion of counsel for Kraif, reasonably necessary to avoid or correct any misstatement or omission in the registration statement, (B) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, or (C) the disclosure of such Records is required by any governmental regulatory body with jurisdiction over any seller of Registrable Securities. Kraif, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, shall notify the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential;

(10) Cooperate with Kraif and the managing underwriter(s), if any, to facilitate the timely preparation and delivery of certificates representing the Registered Securities to be sold, without any restrictive legends, in such denominations and registered in such names as the managing underwriter(s) may request at least two business days prior to any sale thereof to the underwriters, if applicable;

(11) Otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first month after the effective date of the Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act;

(12) In connection with any underwritten offering pursuant to the Registration Statement filed pursuant to Section 2 hereof, the Company will enter into any underwriting agreement reasonably necessary to effect the offer and sale of the Registrable Securities, provided such underwriting agreement contains customary underwriting, indemnification and contribution provisions, which indemnification and contribution provisions shall be in all material respects similar to the provisions of Section 4 hereof;

(13) Use its best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as Kraif reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable Kraif to consummate the disposition in such jurisdictions of the Registrable Securities owned by Kraif (provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction);

(14) Use its best efforts to cause such Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable Kraif to consummate the disposition of such Registrable Securities; and

(15) Take all such other actions as the underwriters, if any, and Kraif in all other cases reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including, without limitation, effecting a stock split or combination of shares).

(c) Notwithstanding the foregoing, the Company may delay the filing of the Registration Statement for a reasonable period of time (not to exceed 45 days at any one time and not to be exercised more than once in any 365-day period) if within five days of the decision of the Board of Directors of the Company to delay such filing, the Company provides Kraif with a certificate signed by the Chairman of the Board of Directors of the Company stating that, in the good faith judgment of the Board of Directors of the Company, the filing of the Registration Statement would require disclosure of information not otherwise then required to be disclosed and that such disclosure would adversely affect any business opportunity, transaction or negotiation then contemplated by the Company. The Company shall give prompt notice to Kraif of the end of any delay period under this subsection.

Section 3. Expenses of Registration. All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to this Agreement shall be borne by the Company, and all Selling Expenses shall be borne by Kraif.

Section 4. Indemnification; Contribution.

(a) To the extent permitted by law, the Company will indemnify Kraif, his assignee and each of their officers, directors, members and partners, and each person controlling it, with respect to which registration, qualification or compliance has been effected pursuant to this Agreement, each director and controlling person of the Company and each officer of the Company who signed the Registration Statement, and each underwriter, if any, and each person who controls any underwriter, against all claims, losses, damages and liabilities (or actions, proceedings or settlements, if such settlements are effected with the written consent of the Company, in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notification or the like, any amendments or supplements thereto and any documents incorporated by reference therein) incident to any such registration, qualification or compliance, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or the Exchange Act or any other applicable securities laws or other federal, state or common law or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse Kraif, each of its officers, directors, members and partners, and each person controlling Kraif, each such director, controlling person and officer, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, loss, damage, liability, action or proceeding; provided, however, that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by Kraif or such underwriter for use therein. Such indemnity obligation shall remain in full force and effect regardless of any investigation made by or on behalf of Kraif and shall survive the transfer of Registrable Securities by Kraif.

(b) To the extent permitted by law, Kraif will indemnify the Company, each of its directors, officers and controlling persons, and each underwriter, if any, of the Company’s securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of the Securities Act or the

Exchange Act or the rules and regulations thereunder, against all claims, losses, damages and liabilities (or actions, proceedings or settlements in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and such directors, officers, members, partners, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, loss, damage, liability, action or proceeding, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by Kraif for use therein; provided, however, that the liability of Kraif hereunder shall be limited to an amount equal to the net proceeds received by Kraif from the sale of Registered Securities as contemplated herein giving rise to such liability.

(c) Each party entitled to indemnification under this Section 4 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party’s expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement, unless such failure to notify materially adversely affects the Indemnifying Party’s ability to defend such action. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

(d) If the indemnification provided for in this Section 4 shall for any reason be unenforceable or otherwise unavailable by an Indemnified Party, although otherwise available in accordance with its terms, then each Indemnifying Party shall, in lieu of indemnifying such Indemnified Party, contribute to the amount paid or payable by such Indemnified Party as a result of the losses, claims, damages, liabilities or expenses with respect to which such Indemnified Party has claimed indemnification, in such proportion as is appropriate to reflect the relative fault of the Indemnified Party on the one hand and the Indemnifying Party on the other in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault, in the case of an untrue statement, alleged untrue statement, omission or alleged omission, shall be determined by, among other things, whether such statement, alleged statement, omission or alleged omission relates to information supplied by the Indemnifying Party or the Indemnified Party, and such parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement, alleged statement, omission or alleged omission. The Company and Kraif agree that it would not be just and equitable if contribution pursuant hereto were to be determined by pro rata allocation or by any other method of allocation which does not take into account such equitable considerations. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages, liabilities or expenses referred to herein shall be deemed to include any legal fees, charges or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any action or claim which is the subject hereof. In no case, however, shall Kraif be responsible for a portion of the contribution obligation in excess of the net proceeds received by Kraif from the sale of securities as contemplated herein giving rise to such liability. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation.

(e) Anything to the contrary contained in this Section 4 notwithstanding, Kraif shall not be liable for any indemnification or contribution in excess of the net proceeds received by him from any sale of Registrable Securities which has been registered hereunder.

Section 5. Obligations of Kraif. Kraif shall (i) furnish to the Company such information regarding Kraif and the distribution proposed by Kraif as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Agreement, and (ii) complete and execute all questionnaires, powers of attorney, underwriting agreements and other documents required under the terms of any underwriting agreement.

Section 6. Transfer or Assignment of Registration Rights. The rights to cause the Company to register the securities granted to Kraif by the Company under Section 2 may be transferred or assigned by Kraif to a permitted transferee or assignee of any of Kraif’s Registrable Securities; provided, however, that the Company is given written notice by Kraif at the time of or within a reasonable time after said transfer or assignment, stating the name and address of said transferee or assignee and identifying the securities with respect to which such registration rights are being transferred or assigned; and provided, further, that the transferee or assignee of such rights assumes the obligations of Kraif under this Agreement.

Section 7. Adjustments Affecting Registrable Securities. The Company will not take any action, or permit any change to occur, with respect to the Registrable Securities which would adversely affect the ability of Kraif to include such Registrable Securities in a registration undertaken pursuant to this Agreement.

Section 8. Governing Law; Consent to Jurisdiction. All questions concerning the construction, validity and interpretation of this Agreement and the performance of the obligations imposed by this Agreement shall be governed by and construed in accordance with the laws of the State of New York, without application of the conflicts of laws principles thereof. The Company and Kraif hereby consent and agree that the state or federal courts located in the Southern District of New York shall have exclusive jurisdiction to hear and determine any claims or disputes between the parties pertaining to this Agreement or to any matter arising out of or relating to this Agreement; provided, that the parties acknowledge that any appeals from those courts may have to be heard by a court located outside of the Southern District of New York. The Company and Kraif expressly submit and consent in advance to such jurisdiction in any action or suit commenced in any such court, and each party hereby waives any objection that such credit party may have based upon lack of personal jurisdiction, improper venue or forum non conveniens and hereby consents to the granting of such legal or equitable relief as is deemed appropriate by such court. The Company and Kraif hereby waive personal service of the summons, complaint and other process issued in any such action or suit and agrees that service of such summons, complaint and other process may be made by registered or certified mail addressed to such party at the address specified in Section 12 of this Agreement and that service so made shall be deemed completed upon such party’s actual receipt thereof. Because disputes arising in connection with complex financial transactions are most quickly and economically resolved by an experienced and expert person and the parties wish applicable state and federal laws to apply (rather than arbitration rules), the parties desire that their disputes be resolved by a judge applying such applicable laws. Therefore, to achieve the best combination of the benefits of the judicial system and of arbitration, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG ANY PARTY ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH, THIS AGREEMENT OR THE TRANSACTIONS RELATED HERETO.

Section 9. Successors and Assigns. This Agreement shall be binding upon, and inure to the benefit of, the successors, assigns, heirs, executors and administrators of the parties hereto.

Section 10. Entire Agreement; Amendment. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated, except by a written instrument signed by the Company and Kraif.

Section 11. Attorneys’ Fees. In any action or proceeding brought to enforce any provision of this Agreement, or where any provision hereof or thereof is validly asserted as a defense, the successful party shall be entitled to recover reasonable attorneys fees’ in addition to any other available remedy.

Section 12. Notices, etc. All notices or other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or sent by facsimile, by recognized overnight courier marked for overnight delivery, or by registered or certified mail, postage prepaid, addressed as follows: (a) if to Kraif, 19 Avenue Krieg, 1208 Geneve, Suisse, fax: (        )                     , Attention: Serge Kraif, or (c) if to the Company, 11 West 42nd Street, New York, New York 10036, fax: (212) 997-7758, Attention: President, or such other addresses as shall be furnished by like notice by such party. All such notices and communications shall, when sent by facsimile (immediately thereafter confirmed by telephone), be effective when sent, or if sent by nationally recognized overnight courier service, be effective one business day after the same has been delivered to such courier service marked for overnight delivery, or, if mailed, be effective when received.

Section 13. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner so as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement. If any provision contained in this Agreement is determined to be invalid, illegal or unenforceable as written, a court of competent jurisdiction shall, at any party’s request, reform the terms of this Agreement to the extent necessary to cause such otherwise invalid provisions to be enforceable under applicable law.

Section 14. Titles and Subtitles. The titles of the sections, paragraphs and subparagraphs of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

Section 15. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day, month and year first written above.

CYGNE DESIGNS, INC.

By:
Name:	Bernard Manuel
Title:	President

Serge Kraif